Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

July 16, 2013

Cooper-Standard Holdings Inc.

39550 Orchard Hill Place Drive

Novi, Michigan 48375

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 3,548,904 shares of common stock, par value $0.001 per share (the “Securities”), of the Company, issuable upon conversion of the Company’s 7% Cumulative Participating Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which may be offered and sold by the relevant selling security holders referenced in the prospectus, as amended or supplemented from time to time, which is a part of the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (i) the Registration Statement; (ii) the Third Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the “Certificate of Incorporation”); (iii) the Company’s Certificate of Designations for the Preferred Shares, as amended on March 27, 2013 and as currently in effect (the “Certificate of Designations”); and (iv) the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

July 16, 2013

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Securities have been duly authorized and will be validly issued, fully paid and non-assessable when certificates, if any, representing the Securities being issued shall have been duly executed, countersigned and registered and duly delivered (or, if any Securities are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Securities) in connection with the conversion of any Preferred Shares in accordance with the Certificate of Designations and the Certificate of Incorporation.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance and delivery of each share of Common Stock upon conversion of Preferred Shares, the Certificate of Incorporation, the Certificate of Designations and the Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect and that there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Certificate of Incorporation.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP